                                                                  Exhibit 10.4.7



               SEVENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

         This Amendment, dated as of November 7, 2000, is made by and among SHELDAHL, INC., a Minnesota corporation (the "Borrower"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION f/k/a Norwest Bank Minnesota, National Association, a national banking association ("Wells Fargo"; in its separate capacity as administrative agent for the Lenders, the "Agent"), and each of the financial institutions appearing on the signature pages hereof.

                                    Recitals

         The Borrower, the Agent and the Lenders are parties to a Credit and Security Agreement dated as of June 19, 1998, as amended by a First Amendment to Credit and Security Agreement dated as of November 25, 1998, a Second Amendment to Credit and Security Agreement dated as of March 31, 1999, a Third Amendment to Credit and Security Agreement dated as of April 5, 1999, a Fourth Amendment to Credit and Security Agreement dated as of November 9, 1999, a Fifth Amendment to Credit and Security Agreement dated as of June 16, 2000, and a Sixth Amendment to Credit and Security Agreement dated as of June 27, 2000 (as so amended, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

         The Borrower has requested that the Lenders and the Agent consent to certain transactions and that certain amendments be made to the Credit Agreement. The Agent and the Lenders are willing to grant the Borrower's requests pursuant to the terms and conditions set forth herein.

         Accordingly, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

         1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 is amended by adding or amending the following definitions:

         "`Acquisition Agreement' means that certain Agreement and Plan of Merger by and among the Borrower, Holdings, Merger Sub and the selling shareholders of Holdings."

         "`Ampersand' means Ampersand IV Limited Partnership."

         "`Ampersand Companion' means Ampersand IV Companion Fund Limited Partnership."

         "`Change in Control' means the occurrence of any of the following:

                           (i) the sale, lease, transfer, conveyance or other
                  disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any "person" or "group" (as such terms are used in Section 13(d)(3) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Morgenthaler and its affiliates, Ampersand and its affiliates, Ampersand Companion and its affiliates or Molex Incorporated and its affiliates (collectively, the "Permitted Holders");

                           (ii) the adoption of a plan relating to the
                  liquidation or dissolution of the Borrower;

                           (iii) any person or group (as defined above), other
                  than the Permitted Holders, becomes the "beneficial owner" of 35% or more of the voting power of the voting stock of the Borrower; or

                           (iv) during any consecutive two-year period,
                  individuals, who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office. For so long as a majority of the outstanding shares of the Borrower's Series G preferred stock is held by persons who together hold a majority of the outstanding Morgenthaler Notes, there shall be excluded from such determination those directors elected by the holders of the Borrower's Series G preferred stock. In addition, any change in the identity of a person occupying a board seat resulting from the loss by the holders of the Series G preferred stock of the right to elect one or more directors shall not be considered in applying clause (iv) above."

         "`Holdings' means International Flex Holdings, Inc., a Delaware corporation."

         "`Liquidity Reserve' means:

                           (i) $1,500,000 before the event in clause (ii) is
                  satisfied (if ever);

                           (ii) $-0- beginning on the date the Acquisition
                  Agreement is executed and delivered; and


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


                           (iii) $1,500,000 from and after the occurrence of an
                  Event of Default, unless the Required Lenders otherwise consent.

         "`Merger' has the meaning given in Paragraph 2(a)(i) of the Seventh Amendment."

         "`Merger Sub' means IFT West Acquisition Company, a Delaware corporation and a wholly owned Subsidiary of the Borrower.

         "`Morgenthaler' means Morgenthaler Venture Partners V, L.P."

         "`Morgenthaler Notes' has the meaning given in Paragraph 2(a)(iv) of the Seventh Amendment."

         "`Series G Agreement' has the meaning given in Paragraph 2(a)(iii) of the Seventh Amendment.

         "`Series G Issuance' has the meaning given in Paragraph 2(a)(iii) of the Seventh Amendment.

         "`Seventh Amendment' means that certain Seventh Amendment to Credit and Security Agreement by and among the Borrower, the Lenders and the Agent."

         2. Consent to Transaction.

                  (a) The Borrower has requested that the Lenders and the Agent consent to:

                           (i) the merger of Holdings and Merger Sub with
                  Holdings being the survivor, pursuant to the Acquisition Agreement (the "Merger");

                           (ii) the issuance by the Borrower of approximately
                  7.5 million shares of its common stock in connection with the Merger;

                           (iii) the issuance by the Borrower of approximately
                  11,630 shares of its Series G preferred stock and approximately 4,798,958 of its common stock for $25,000,000 pursuant to pursuant to a Stock Purchase Agreement (the "Series G Agreement") by and among the Borrower, Ampersand, Ampersand Companion and Morgenthaler (the "Series G Issuance"); and

                           (iv) the issuance by the Borrower of up to
                  $15,000,000 of promissory notes (the "Morgenthaler Notes") and warrants to purchase up to approximately 2.3 million shares of its common stock, pursuant to a Subordinated Notes and Warrant Purchase Agreement (the "Note Purchase Agreement") by and among, the Borrower, Morgenthaler, Ampersand and Ampersand Companion;

                  (b) The Lenders and the Agent hereby consent to the events described in Subparagraph (a) on the following conditions:

                           (i) Unless the Agent and the Required Lenders
                  otherwise consent, the documents finally executed and delivered by the Borrower and its Subsidiaries in connection with the transactions described in Subparagraph (a) shall not be materially different from the drafts of such documents delivered to the Agent before the date of this Amendment. The Agent shall receive copies of all fully executed documents promptly after their execution and delivery.

                           (ii) Not later than simultaneously with the
                  occurrence of the Merger, Holdings and each of its Subsidiaries shall execute and deliver to the Agent for the benefit of the Lenders, an unlimited guaranty of the Obligations, a security agreement granting the Agent a security interest over all of its personal property assets and such financing statements as the Agent may reasonably request to perfect such security interest.

                           (iii) The Agent and any other secured creditors of
                  Holdings or its Subsidiaries shall enter into intercreditor agreements satisfactory to the Agent.

                           (iv) Unless the Agent and the Required Lenders
                  otherwise so consent in advance and in writing, the Morgenthaler Notes shall at all times be unsecured.

                           (v) Not later than simultaneously with the first
                  issuance of any Morgenthaler Notes, the holders of such notes (the "Holders") and the Agent shall execute and deliver a subordination agreement pursuant to which, among other things, the Holders agree:

                                    (A) that the Morgenthaler Notes shall at all
                           times remain unsecured;

                                    (B) that any financial covenants imposed by
                           the Holders on the Borrower shall be no more restrictive than those imposed by the Credit Agreement;

                                    (C) that the Holders will notify the Agent
                           of the occurrence of any Event of Default (as defined in the Note Purchase Agreement) not later than simultaneously with notice given to the Borrower;

                                    (D) that the Holders will notify the Agent
                           of their intent to exercise any rights or remedies under the Note Purchase Agreement at least ten (10) days before any such exercise;

                                    (E) that upon receipt of notice from the
                           Agent, the Holders will not exercise any right or remedy they may otherwise be able to exercise for a period of 180 days including any right to accelerate, provided that only one such notice may be delivered in any period of 365 days;


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


                                    (F) that, except as provided in clause (E),
                           if the Lenders accelerate the Obligations, the Holders may accelerate the Morgenthaler Notes;

                                    (G) that the Holders shall have the ability
                           to vote their interests in a bankruptcy of the Borrower;

                                    (H) that the Holders shall not be obligated
                           to pay over to the Lenders any amounts received on account of the Morgenthaler Notes in a bankruptcy of the Borrower; and

                                    (I) that such subordination agreement shall
                           run in favor of the Agent, the Lenders and any other lender or group of lenders providing a senior secured credit facility to the Borrower.

         3. Financial Covenants. Sections 6.18 through 6.12 and 7.12 of the Credit Agreement are amended to read as follows:

                  "Section 6.18 Minimum Cash Flow Available for Debt Service. The Borrower will achieve Cash Flow Available for Debt Service, determined as at the end of each fiscal quarter, at not less than the amount set forth opposite such quarter:


         Fiscal Quarter Ending on             Minimum Cash Flow
                or about                  Available for Debt Service
         -------------------------        --------------------------
            November 30, 2000                       $716,000
            February 28, 2001                     $3,513,000
               May 31, 2001                       $8,174,000
             August 31, 2001                     $11,558,000


                  "Section 6.19 Minimum Debt Service Coverage Ratio. The Borrower will maintain its Debt Service Coverage Ratio, determined as at the end of each quarter, at not less than the ratio set forth opposite such quarter:


         Fiscal Quarter Ending on             Minimum Debt Service
                or about                         Coverage Ratio
         ------------------------             --------------------
            November 30, 2000                     0.23 to 1.00
            February 28, 2001                     0.58 to 1.00
               May 31, 2001                       0.91 to 1.00
             August 31, 2001                      0.99 to 1.00


                  "Section 6.20 Minimum Pre-tax Net Income. The Borrower will achieve Pre-tax Net Income, determined as of the end of the fiscal quarter described below, of not less than the amount set forth opposite such fiscal quarter:


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


         Fiscal Quarter Ending on             Minimum Pre-tax Net
                or about                             Income
         ------------------------             -------------------
            November 30, 2000                     $(2,938,000)
            February 28, 2001                     $(4,014,000)
               May 31, 2001                       $(2,669,000)
             August 31, 2001                      $(1,122,000)


                   "Section 6.21 Minimum Net Worth. The Borrower will maintain its Net Worth, determined as at the end of the fiscal quarter described below, of not less than the amount set forth opposite such fiscal quarter:


         Fiscal Quarter Ending on              Minimum Net Worth
                or about
         ------------------------              -----------------
             November 30, 2000                    $52,000,000
             February 28, 2001                    $52,000,000
                May 31, 2001                      $54,000,000
              August 31, 2001                     $55,000,000


         The determination of Borrower's Net Worth will not consider the expense associated with accruing for preferred dividends, nor the payment of preferred dividends in common stock."

                  "Section 7.12 Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to, expend or contract to expend, in the aggregate, for Capital Expenditures during the fiscal quarters described below, amounts in excess of the amount set forth opposite such quarter in the table below. This limitation will not apply to the conversion of any existing operating leases to capital leases."


         Fiscal Quarter Ending on               Maximum Capital
                or about                         Expenditures
         ------------------------               ---------------
             November 30, 2000                     $2,000,000
             February 28, 2001                     $4,000,000
                May 31, 2001                       $7,000,000
              August 31, 2001                     $12,000,000


         4. Events of Default. Subsection 8.1(p) is amended by replacing the final period with "; or" and inserting the following new subsections (q), (r),
(s) and (t):

                  "(q) A Change in Control shall occur;


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



                  "(r) If the Merger occurs, the Agent, the Lenders and the Borrower shall fail within sixty (60) days following the Merger, to execute and deliver an amendment to this Agreement pursuant to which they establish new financial covenants for the period from the date thereof until the Maturity Date;

                  "(s) If the Acquisition Agreement is executed and delivered,
         (i) the Merger fails to occur, or the Borrower fails to receive the proceeds of the Series G Issuance, by February 25, 2001, or (ii) the Acquisition Agreement shall be terminated for any reason, or (iii) the Merger fails to occur, or the Borrower has not received the proceeds of the Series G Issuance, by January 5, 2001 and the Borrower fails to receive on or before such date at least $5,000,000 of cash proceeds from the sale of equity or Debt subordinated to the Obligations in a manner satisfactory to the Agent and the Lenders in their sole discretion; or

                  "(t) The Acquisition Agreement is not executed and delivered or the Borrower fails to receive by December 1, 2000, $5,000,000 of cash proceeds from the sale of equity or Debt subordinated to the Obligations in a manner satisfactory to the Agent and the Lenders in their sole discretion."

         5. New Compliance Certificate. Exhibit F to the Credit Agreement is hereby amended in its entirety and replaced with Exhibit A to this Amendment.

         6. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

         7. Defaults. The following Events of Default exist (the "Existing Defaults"):

---------------------------------------- -------------------------------------- --------------------------------------
           SECTION/COVENANT                     REQUIRED AS OF 9/1/2000                 ACTUAL AS OF 9/1/2000
---------------------------------------- -------------------------------------- --------------------------------------
ss.6.18 Minimum Cash Flow Available for        Not less than $13,765,000                        $9,472,000
Debt Service
---------------------------------------- -------------------------------------- --------------------------------------
ss.6.19 Minimum Debt Service Coverage          Not less than 1.00 to 1.00                     0.76 to 1.00
Ratio
---------------------------------------- -------------------------------------- --------------------------------------
ss.6.20 Pre-Tax Net Income                     Not less than $(8,014,000)                     $(12,926,000)
---------------------------------------- -------------------------------------- --------------------------------------
ss.6.21 Minimum Net Worth                      Not less than $59,682,000                       $56,559,000
---------------------------------------- -------------------------------------- --------------------------------------

In addition, the Borrower's auditors will be issuing a going concern qualification in connection with the Borrower's audited financial statements as of and for the fiscal year ending September 1, 2000, which is a breach of
Section 6.1(a) which requires an unqualified opinion. On the terms and subject to the conditions of this Amendment, the Lenders and the

Banks hereby waive the Existing Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

         8. Fees.

                  (a) DEFAULT WAIVER FEE. In consideration of the waiver of the Existing Defaults, the Borrower shall pay the Agent, for the ratable benefit of the Lenders, a fully earned, non-refundable fee of $200,000, due and payable upon the execution and delivery of this Amendment by the parties hereto.

                  (b) CONSENT FEE. In consideration of the consent granted in Paragraph 2(b) above, the Borrower shall pay the Agent, for the ratable benefit of the Lenders, a fee of $100,000, due and payable upon the execution and delivery of this Amendment by the parties hereto. Such fee shall be deemed to be fully earned, non-refundable upon payment. If Wells Fargo Bank Minnesota, National Association or any of its affiliates is the agent and lead lender for a new credit facility that closes and funds on or before March 31, 2001 and the proceeds thereof are used to refinance the Obligations, any fees otherwise owed in connection with the origination of such credit facility shall be reduced by the lesser of $100,000 or the amount of such fees.

                  (c) BREAK UP FEE. In consideration of the risk incurred by the Lenders if the transactions described Paragraph 2(a) above do not occur, the Borrower shall pay the Agent for the ratable benefit of the Lenders a fully earned, non-refundable fee of $200,000, due and payable upon the earliest of:

                           (i) the date the Acquisition Agreement is terminated
                  for any reason, or

                           (ii) February 25, 2001, if the Merger and the other
                  transactions described in Paragraph 2(a) are not consummated by such date.

         9. Conditions Precedent. This Amendment shall be effective when the Agent shall have received an executed original hereof and shall have collected the Default Waiver Fee described in Paragraph 8(a).

         10. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders as follows:

                  (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not

         (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                  (c) All of the representations and warranties contained in
         Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

         11. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

         12. No Other Waiver. Except as set forth in Section 7, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lenders, whether or not known to the Lenders and whether or not existing on the date of this Amendment.

         13. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

         14. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lenders on demand for all costs and expenses incurred by the Lenders in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lenders for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lenders may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses, including without limitation the fees owed under Paragraph 8.

         15. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

       WELLS FARGO BANK MINNESOTA,                      SHELDAHL, INC.
     NATIONAL ASSOCIATION, as Agent


By                                         By
  -----------------------------------        -----------------------------------
  Perry T. Larson                            Jill Burchill
  Its Vice President                         Its Chief Financial Officer



    WELLS FARGO BANK MINNESOTA,                 THE CIT GROUP/EQUIPMENT
      NATIONAL ASSOCIATION                           FINANCING, INC.


By                                         By
  -----------------------------------        -----------------------------------
  Perry T. Larson                            Danny Nichols
  Its Vice President                         Its Assistant Vice President

                                                Exhibit A to Fourth Amendment to
                                                   Credit and Security Agreement


                             COMPLIANCE CERTIFICATE

TO:     Perry T. Larson
        Wells Fargo Bank Minnesota, National Association

DATE:
        ----------------------- , --------

SUBJECT: Financial Statements

Dear Mr. Larson:

         I am the duly qualified and acting Chief Financial Officer of Sheldahl, Inc. (the "Borrower") and I am familiar with the financial statements and financial affairs of the Borrower. I am authorized to execute this Compliance Certificate on behalf of the Borrower.

         Pursuant to Section 6.1 of the Credit and Security Agreement dated as of June 19, 1998, by and among the Borrower, Wells Fargo Bank Minnesota, National Association, as agent ("Wells Fargo"; herein in such capacity, together with any party which may become the successor Agent under such Credit and Security Agreement, the "Agent"), and each of the financial institutions which are now or may hereafter become parties to such Credit and Security Agreement, as amended to date and as the same may be further amended, supplemented or restated from time to time, the "Credit Agreement"), enclosed are an unaudited balance sheet and statements of income and retained earnings of the Borrower, as of ___________, ____ (the "Reporting Date"), and for the year-to-date period ending on the Reporting Date. All terms used in this Compliance Certificate shall have the meanings given in the Credit Agreement.

         The balance sheet and statements of income and retained earnings fairly present the financial condition of the Borrower as of the date thereof. They have been prepared in accordance with GAAP.

         I hereby certify to the Lenders as follows:

         [ ] The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

         [ ] The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

         I further certify to the Lenders as follows:

                  1. Minimum Cash Flow Available for Debt Service. Pursuant to
         Section 6.18, as of the Reporting Date, the Borrower's Cash Flow Available for Debt Service was $_____________, which [ ] satisfies [ ] does not satisfy the requirement that such amount be no less than $_____________________ as set forth in the table below:


            Fiscal Quarter Ending on              Minimum Cash Flow
                   or about                   Available for Debt Service
            ------------------------          --------------------------
               November 30, 2000                        $716,000
               February 28, 2001                      $3,513,000
                  May 31, 2001                        $8,174,000
                August 31, 2001                      $11,558,000


                  2. Minimum Debt Service Coverage Ratio. Pursuant to Section
         6.19 of the Credit Agreement, as of the Reporting Date, the Borrower's Debt Service Coverage Ratio was _____ to 1.00 which [ ] satisfies [ ] does not satisfy the requirement that such ratio be no less than ______ to 1.00 on the Reporting Date as set forth in table below:


            Fiscal Quarter Ending on             Minimum Debt Service
                    or about                        Coverage Ratio
            ------------------------             --------------------
               November 30, 2000                     0.23 to 1.00
               February 28, 2001                     0.58 to 1.00
                  May 31, 2001                       0.91 to 1.00
                August 31, 2001                      0.99 to 1.00


                  3. Minimum Pre-tax Net Income. Pursuant to Section 6.20 of the Credit Agreement, the Borrower's Pre-tax Net Income as of the Reporting Date, was $____________, which [ ] satisfies [ ] does not satisfy the requirement that such amount be not less than $_____________ during such period as set forth in table below:


            Fiscal Quarter Ending on              Minimum Pre-tax Net
                    or about                            Income
            ------------------------              -------------------
               November 30, 2000                     $(2,938,000)
               February 28, 2001                     $(4,014,000)
                  May 31, 2001                       $(2,669,000)
                August 31, 2001                      $(1,122,000)

                  4. Minimum Net Worth. Pursuant to Section 6.21 of the Credit Agreement, as of the Reporting Date, the Borrower's Net Worth was $____________, which [ ] satisfies [ ] does not satisfy the requirement that the Borrower's Book Net Worth be not less than $_________________ on the Reporting Date as set forth in table below:


            Fiscal Quarter Ending on             Minimum Net Worth
                  or about
            ------------------------             -----------------
               November 30, 2000                    $52,000,000
               February 28, 2001                    $52,000,000
                  May 31, 2001                      $54,000,000
                August 31, 2001                     $55,000,000


                  5. Capital Expenditures. Pursuant to Section 7.12 of the Credit Agreement, for the fiscal quarter ending on the Reporting Date, the Borrower and its Subsidiaries have expended or contracted to expend for Capital Expenditures, $__________________ in the aggregate, excluding the conversion of any existing operating leases to capital leases, which [ ] satisfies [ ] does not satisfy the requirement that such expenditures not exceed in the aggregate the amount set forth below for such fiscal quarter:


            Fiscal Quarter Ending on               Maximum Capital
                   or about                          Expenditures
            ------------------------               ---------------
               November 30, 2000                      $2,000,000
               February 28, 2001                      $4,000,000
                 May 31, 2001                         $7,000,000
               August 31, 2001                       $12,000,000


Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                       SHELDAHL, INC.

                                       By
                                         ---------------------------------------
                                         Jill Burchill
                                         Its Chief Financial Officer